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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

AGREEMENT made as of May 16, 2001 between Plumas Bank (hereinafter referred to as the "Employer"), and William E. Elliott (hereinafter referred to as the "Executive").

                                   WITNESSETH:

WHEREAS, Employer is desirous of employing Executive in the capacity hereinafter stated, and Executive is desirous of entering into the employ of Employer in such capacity, for the period and on the terms and conditions set forth herein:

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.      EMPLOYMENT

        Employer hereby employs Executive as the President and Chief Executive Officer of Plumas Bank, and the Executive accepts the duties described herein, and agrees to discharge the same faithfully and to the best of his ability. Executive shall devote his full business time and attention to the business and affairs of Employer to which he may be elected and shall perform the duties thereof to the best of his ability. Executive shall perform such other duties as shall be from time to time prescribed by the Board of Directors of Employer.

        Executive shall have such responsibility and duties and such authority to transact business on behalf of Employer, as are customarily incident to the office of President and Chief Executive Officer of a banking institution.

2.      TERM

        Employer hereby employs Executive and Executive hereby accepts employment with Employer for the period from May 16, 2001 to July 1, 2006 (the "Term"), commencing with the effective date, subject, however, to prior termination of this Employment Agreement as hereinafter provided. Where used herein, "Term" shall refer to the entire period of employment of Executive by Employer, whether for the period provided above, or whether terminated earlier as hereinafter provided, or extended by mutual agreement by the Employer and Executive.

3.      COMPENSATION

        In consideration for all services to be rendered by Executive to Employer, Employer agrees to pay Executive a base salary of One Hundred Fifty-Eight Thousand Dollars ($158,000 commencing April 1, 2001). Future base salary increases, which may be considered on an annual basis taking into consideration job performance and California Peer Group Salary Date, will be granted at the sole discretion of the Board of Directors. Employer shall deduct therefrom all taxes which may be required to be deducted or withheld under any provision of the law (including, but not limited to,


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        social security payments and income tax withholding) now in effect or which may become effective anytime during the term of this Employment Agreement.

        Employer also agrees to provide Executive with $100,000 life insurance benefits effective immediately, with Executive having absolute discretion to determine beneficiary of such insurance benefits, and $100,000 term life insurance with Plumas Bank as beneficiary.

        Executive shall be entitled to participate in any and all other employee benefits and plans that are existing or may be developed and adopted by the Employer.

4.      DISCRETIONARY COMPENSATION

        Based upon an evaluation to be prepared by the Board of Directors, not later than March 31 of each succeeding year, the Board of Directors, at their sole discretion, will approve additional compensation to be paid in the form of an annual bonus for the previous year. The evaluation will give consideration to total performance, to include the following attributes.

        -      Technical expertise

        -      Leadership and managerial skills

        -      Scope of duties

        -      Meeting or exceeding mutually agreed upon goals and objectives

        As part of the evaluation process, goals and objectives will be established for the current year. They are to be mutually agreed upon goals and objectives and will include the following:

        -      Goals and objectives identified in prior years evaluation

        -      Current financial model (budget)

        - Specific objectives addressed by the Board of Directors for the current year

        Based upon the evaluation referred to above, the Board will have the option of giving a annual bonus as a percentage of base salary based on superior performance. The bonus consideration shall be for each calendar year ending December 31. Executive will have the option to receive discretionary compensation in cash or participate in a deferred compensation program that may be established by Employer.

5.      TERMINATION

        Employer shall have the right to terminate this Employment Agreement for any of the following reasons by serving written notice upon Executive:

        (a) Willful breach of or habitual neglect of or inability to perform Executive's duties and obligations as President and Chief Executive Officer;

        (b) Malfeasance or misfeasance in the performance of Executive's duties as President and Chief Executive Officer;



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        (c) Immoral or illegal conduct of a serious nature;

        (d) Physical or mental disability rendering Executive incapable of performing his duties for a consecutive period of 180 days, or by death;

        (e) Determination by Employer's Board of Directors that the continued employment of Executive is detrimental to the best interest of Employer's shareholders

        In the event this Employment Agreement is terminated for any of the reasons specified in the paragraphs (a), (b), (c), or (d) above, Executive will be paid the salary due him at the end of the month in which such termination occurred, plus any pay in lieu of vacation accrued to, but not taken as of the date of termination.

        In the event this Employment Agreement is terminated for the reason specified in paragraph (e) above, Executive shall be entitled to termination pay of one (1) year's salary or the balance due per this Employment Agreement, whichever is less, plus any pay in lieu of vacation which has been accrued.

        Executive shall have the right to terminate this Employment Agreement without cause upon 90 days written notice to Employer, and if Executive does so terminate, Executive further agrees to resign from Employer's Board of Directors.

6.      ACQUISITION OR DISSOLUTION OF EMPLOYER

        This employment Agreement shall not be terminated by (i) the voluntary or involuntary dissolution of Employer, except in a liquidation of Employer by an appropriate regulatory agency, (ii) any merger or consolidation where Employer is not the surviving or resulting corporation, (iii) any substantial transfer of assets by Employer, or
        (iv) the filing of an application with any appropriate regulatory agency for the acquisition of 25% of the Employer's common stock by a third party or group acting in concert, (any of which events shall be called a "Special Transaction"). The provisions of this Employment Agreement shall be binding upon and inure to the benefit of the surviving or resulting corporation or the corporation to which such assets shall be transferred or acquired by. Notwithstanding the foregoing, Executive will have the sole option to demand and receive two (2) years' salary pursuant to this Employment Agreement in the event of a Special Transaction occurring.

7.      INDEMNIFICATION

        To the extent permitted by law, Employer shall indemnify Executive who was or is a party or is threatened to be made a party in any action brought by a third party against the Executive (whether or not Employer is joined as a party defendant) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with said action if Executive acted in good faith and in a manner Executive reasonably believed to be in the best interest of the Employer, all provided the alleged conduct of Executive arose out of and was within the course and scope of his employment as an officer and employee of Employer.



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8.      RETURN OF DOCUMENTS

        Executive expressly agrees that all manuals, documents, files, reports, studies, instruments or other materials used and/or developed by Executive during the Term are solely the property of Employer, and Executive has no right, title or interest therein. Upon termination of the Employment Agreement, Executive or Executive's representatives shall promptly deliver possession of all of said property to Employer in good condition.

9.      NOTICES

        Any notice, request, or demand, or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing, when deposited in the U. S. mail, postage prepaid, or when communicated to a public telegraph company for transmittal, addressed to the party at the address given at the beginning of this Employment Agreement or at any other address as Employer or Executive may designate to the other in writing.

10.     BENEFIT OF AGREEMENT

        This Employment Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns.

11.     APPLICABLE LAW

        Except to the extent governed by the laws of the United States, this Employment Agreement is to be governed by and construed under the laws of the State of California.

12.     CAPTIONS AND PARAGRAPH HEADINGS

        Captions and paragraph headings used herein are for convenience only and are not a part of this Employment Agreement and shall not be used in construing it.

13.     INVALID PROVISIONS

        Should any provisions of the Employment Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portion shall not be affected and the remaining portions of this Employment Agreement shall remain in full force and effect as if this Employment Agreement had been executed with said provisions eliminated.

14.     ENTIRE AGREEMENT

        This Employment Agreement contains the entire agreement of the parties and it supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by Employer, except to the extent that it is contemplated that the parties have and will enter into Stock Option Agreements. The parties further agree that prior to or on the



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        expiration date of Executive's existing options, to negotiate the granting of new options to Executive on such terms and conditions as the parties shall determine. Each party to this Employment Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Employment Agreement shall be valid or binding. This Employment Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by Employer and Executive.

15.     ARBITRATION

        Any controversy or claim arising out of or relating to this Employment Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered into any court having jurisdiction thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year first above written.

                                              EMPLOYER

DATED:  July 18, 2001                         SIGNED:  /s/ JERRY V. KEHR
        -------------                                --------------------------


DATED:  July 9, 2001                          SIGNED:  /s/ ROBERT SCHOENSEE
        ------------                                 --------------------------


                                              EMPLOYEE

DATED:  June 28, 2001                         SIGNED:  /s/ W. E. ELLIOTT
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